Exhibit 4.19




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                          THIRD SUPPLEMENTAL INDENTURE

                            DATED AS OF MARCH 1, 2001




                                     between

                    REPUBLIC SECURITY FINANCIAL CORPORATION,

                    WACHOVIA ACQUISITION CORPORATION 2001-01

                                       and

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE




                        10.35% SENIOR DEBENTURES DUE 2002



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                  THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 2001 (this
"Third Supplemental Indenture"), between Republic Security Financial Corporation, a Florida corporation (the "Company"), Wachovia Acquisition Corporation 2001-01, a North Carolina corporation (the "Surviving Company"), and The Bank of New York, as trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, First Palm Beach Bancorp, Inc., a Delaware corporation (the "Predecessor"), and the Trustee entered into an Indenture, dated as of June 30, 1997 (the "Original Indenture"), pursuant to which the Predecessor issued its 10.35% Senior Debentures due June 30, 2002 in an aggregate principal amount of $35,000,000 (the "Securities");

                  WHEREAS, pursuant to Section 10.02 of the Original Indenture, the Predecessor, the Company and the Trustee entered into a Supplemental Indenture, dated as of the 29th day of October, 1998 (the "First Supplemental Indenture"), and pursuant to Section 9.01(g) of the Original Indenture, as supplemented by the First Supplemental Indenture, the Company and the Trustee entered into a Supplemental Indenture, dated as of the 21st day of December, 2000 (the "Second Supplemental Indenture" and, together with the Original Indenture and the First Supplemental Indenture, the "Current Indenture");

                  WHEREAS, the Company intends to merge with and into the Surviving Company (the "Merger", and the effective date and time of the Merger is referred to herein as the "Effective Time");

                  WHEREAS, at the Effective Time, (1) the Surviving Company will assume the due and punctual payment of the principal of, premium, if any, and interest on the Securities according to their tenor and the due and punctual performance of all the covenants and conditions of the Current Indenture to be kept or performed by the Surviving Company, and (2) conforming amendments to the Current Indenture relating to the Merger are to become effective;

                  WHEREAS, pursuant to Section 9.01(a) of the Current Indenture, the Company and the Trustee may, without the consent of the holders of Securities, supplement the Current Indenture to evidence the succession of the Surviving Company to the Company and the assumption by the Surviving Company of the covenants, agreements and obligations of the Company under the Current Indenture; and

                  WHEREAS, pursuant to Section 9.05 of the Current Indenture, the Trustee has received (1) an Officers' Certificate stating that all conditions precedent relating to entering into this Third Supplemental Indenture have been complied with and (2) an Opinion of Counsel of Sullivan & Cromwell, counsel to the Surviving Company, stating that this Third Supplemental Indenture complies with the provisions of Article IX of the Indenture;
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                  NOW, THEREFORE, Republic, Merger Sub and the Trustee agree as follows for the equal and proportionate benefit of the respective Securityholders from time to time, as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01 Definitions. For purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) terms defined in the preamble, recitals or other Articles of this Third Supplemental Indenture have the meanings assigned to them therein, terms defined in this Article have the meanings assigned to them in this Article, and all such defined terms include the plural as well as the singular;

                  (b) terms not expressly defined in this Third Supplemental Indenture have the meanings assigned to them in Article I of the Current Indenture, or as otherwise defined in the Current Indenture; and

                  (c) "Indenture" means the Current Indenture, as amended by this Third Supplemental Indenture or as otherwise supplemented or amended from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions of the Indenture.

                                   Article II
                                   THE MERGER

                  Section 2.01 Assumption by Merger Sub. At the Effective Time,
(a) the Surviving Company, as a result of its being the surviving corporation in the Merger, agrees that it shall assume the due and punctual payment of the principal of (and premium, if any) and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company; and (b) with regard to the Indenture, the Surviving Company shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Indenture as the party of the first part, and the Company thereupon shall be relieved of any further liability or obligation under the Indenture or upon the Securities. Following the execution and delivery of this Third Supplemental Indenture, the parties hereto agree that all references to the "Company" in the Indenture and the Securities shall be deemed references to the Surviving Company.

                  Section 2.02 Representations, Warranties and Covenants regarding the Merger. The Company and the Surviving Company jointly and severally represent, warrant and covenant to the Trustee as follows:

                  (a) the Surviving Company is a corporation duly organized and validly existing under the laws of the State of North Carolina;

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                  (b) Immediately before and after giving effect to the Merger and the assumption contemplated by Section 2.02 of this Third Supplemental Indenture, no Default or Event of Default will occur or be continuing;

                  (c) To the extent the Securities are rated by a nationally recognized statistical rating organization, the Merger will not cause the Securities to be downgraded by a nationally recognized statistical rating organization which theretofore has rated the Securities.

                  Section 2.03 Conditions Precedent to Trustee's Consent to Merger. Notwithstanding anything to the contrary in this Third Supplemental Indenture, the Trustee's consent to the Merger is subject to Sullivan & Cromwell, counsel to the Surviving Company, delivering to the Trustee an executed Opinion of Counsel, dated as of the date hereof, substantially in the form of Exhibit A, and the Company delivering an Officers' Certificate in the form of Exhibit B.

                                   Article III
                                  MISCELLANEOUS

                  Section 3.01 Effect of Third Supplemental Indenture. Upon the execution and delivery of this Third Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Securityholder shall be bound thereby.

                  Section 3.02 Current Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Current Indenture shall remain in full force and effect.

                  Section 3.03 Current Indenture and Third Supplemental Indenture Construed Together. This Third Supplemental Indenture is an indenture supplemental to and in implementation of the Current Indenture, and the Current Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.

                  Section 3.04 Confirmation and Preservation of Indenture. The Current Indenture as amended and supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

                  Section 3.05 Conflict with Trust Indenture Act. If and to the extent any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Third Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

                  Section 3.06 Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality


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and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 3.07 Headings. The Article and Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions of this Third Supplemental Indenture.

                  Section 3.08 Benefits of Third Supplemental Indenture, etc. Nothing in this Third Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Securities.

                  Section 3.09 Successors. All agreements of the Company and the Surviving Company in this Third Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

                  Section 3.10 Trustee Not Responsible for Recitals. The recitals contained in this Third Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

                  Section 3.11 Certain Duties and Responsibilities of the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 3.12 Governing Law. The internal law of the State of New York shall govern and be used to construe this Third Supplemental Indenture.


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                  Section 3.13 Notices. Effective as of the Effective Time, the
addresses for notices set forth in the Current Indenture shall be amended, without further action, to read as follows:

                  (a) if to the Company:

                      Wachovia Acquisition Corporation 2001-01
                      c/o Wachovia Corporation
                      100 North Main Street
                      P.O. Box 3099
                      Winston-Salem, North Carolina  27150

                  (b) if to the Trustee:

                      The Bank of New York
                      101 Barclay Street, 21 West
                      New York, New York 10286

                  Section 3.14 Counterparts. This Third Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.


                         [Next page is signature page.]


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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed by their duly authorized officers, all as of the date first written above.




                                                REPUBLIC SECURITY FINANCIAL
                                                CORPORATION


                                                By:
                                                     ---------------------------
                                                Name:   Rudy E. Schupp
                                                Title:  Chairman, President and
                                                        Chief Executive Officer


                                                WACHOVIA ACQUISITION
                                                CORPORATION 2001-01


                                                By:
                                                     ---------------------------
                                                Name:   Robert S. McCoy
                                                Title:  President


                                                THE BANK OF NEW YORK, as Trustee


                                                By:
                                                     ---------------------------
                                                Name:   Ming Shiang
                                                Title:  Vice President

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